UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2010

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 West Front Street Statesville, North Carolina	28677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 704-873-7202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2010, the Board of Directors of Kewaunee Scientific Corporation was notified by Eli Manchester, Jr. of his desire to not stand for re-election as a director at the Company’s August 25, 2010 annual meeting of stockholders. By a vote of the members of the Board at a meeting that same day, Mr. Manchester’s decision was accepted.

At the same meeting of the Board of Directors, the Board voted to change the designation of Ross W. McCanless from a Class I director of the Company to a Class III director, with a term expiring August 25, 2010. Mr. McCanless also was appointed to the Audit Committee, Compensation Committee and Financial/Planning Committee of the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Kewaunee Scientific Corporation

Date: June 23, 2010	/s/ D. Michael Parker
D. Michael Parker Senior Vice President, Finance
Chief Financial Officer